Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-31347 and 333-103396) and on Form S-3 (File no. 333-110297) of Electronic Clearing House, Inc. of our report dated December 7, 2005 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers, LLP

PricewaterhouseCoopers, LLP
Los Angeles, California
December 14, 2006